AMENDMENT TO THE

                       OPERATING AGREEMENT

                               OF

                    SATTEL COMMUNICATIONS LLC


          THIS AMENDMENT to the Operating Agreement of Sattel Communications LLC dated as of April 1, 1996 (the "Operating Agreement") is entered into as of the date of consent specified below. All terms used herein which are not otherwise defined shall have the meaning set forth in the Operating Agreement.

          1.  Exhibit A - Definitions.

               (a)  Modifications.

                    (i) The definition of "Capital Contribution" contained in Exhibit A of the Operating Agreement is modified by adding the following sentence at the end of the definition:

          Notwithstanding the foregoing, the amount of the initial Capital Contribution of Sattel is $637,949.

                    (ii)  The definition of "Cash Available for
          Distribution" contained in Exhibit A of the Operating
          Agreement is deleted and replaced with the following:

               "Cash Available for Distribution" for any Fiscal Period means Cash Flow less the sum of (a) distribu-tions of the Priority Return, (b) Tax Distributions and
          (c) distributions of Unreturned Capital, for that Fiscal Period.

                    (iii)  The definition of "Tax Distribution"
          contained in Exhibit A of the Operating Agreement is deleted and replaced with the following:

               "Tax Distribution" means the amount distributed to Members pursuant to Section 4.1(b) and (c).

                    (iv)  The definition of "Tax Distribution
          Dates" contained in Exhibit A of the Operating
          Agreement is deleted and replaced with the following:

               "Tax Distribution Dates" means, except as provided in Section 4.1(c), January 15, April 15, June 15 and
          September 15 of each Fiscal Year commencing with June 15, 1996.

                    (v)  For purposes of clarification, in the
          definition of "Majority Consent" contained in Exhibit A of the Operating Agreement, the phrase "holders of more than fifty percent (50%) of all Units" is modified to read "Members holding more than fifty percent (50%) of all Units (with Units held by a transferee of a Class B Member who is a permitted transferee under the agreement governing the Class B Units between the Company and the Member treated as held by the Member, unless the transferee is admitted as a Member)".

               (b) Additions. The following definitions are added to Exhibit A of the Operating Agreement:

               "Priority Return" means a sum equal to an annual rate of eight percent (8%), compounded annually, for the actual number of days occurring in the period for which the Priority Return is being determined, of the average daily balance of the Class A Member's Unre-turned Capital from time to time during the period to which the Priority Return relates, commencing on the date any Class A Member first makes a Capital Contribution after June 1, 1996, other than for additional Class A Units.

               "Unreturned Capital" means, as of any date, the excess, if any, of (a) the aggregate Capital Contributions of such Class A Member after June 1, 1996, other than for additional Class A Units, over (b) the aggregate distributions as of such date to such Class A Member pursuant to Sections 4.1(d) and 4.2(b) of this Agreement.

          3.  Articles IV and V.  Articles IV and V of the
Operating Agreement are hereby deleted in their entirety and are replaced with the following:

                           ARTICLE IV

                          Distributions

          4.1. Current Distributions. To the extent permitted by law and consistent with the Company's obligations to its creditors as determined by the Board of Directors, the Company shall make the following distributions from Cash Flow in the order of priority set forth herein.

                (a) Priority Return. First, the Company shall distribute to each Class A Member an amount equal to the excess, if any, of (i) the Priority Return of the Class A Member from the date such Class A Member first has Unre-turned Capital to the date of such distribution, over (ii) the sum of all prior distributions to such Class A Member pursuant to this Section 4.1(a) and Section 4.2(a). If less than the total amount distributable to all Class A Members under this Section 4.1(a) is to be distributed, the amount distributed shall be allocated among the Class A Members in proportion to the then unsatisfied amounts owing to them.

                (b)  Current Tax Distributions.  Second, the
     Company shall make Tax Distributions on or before the Tax Distribution Dates. The aggregate amount of the Tax Distribution made with respect to any given Tax Distribution Date shall be the product of (i) the estimated federal taxable income of the Company under the provisions of the Code, for the Fiscal Period ending on the last day of the calendar month immediately preceding the Tax Distribution Date and commencing on the first day of the calendar month that includes the immediately previous Tax Distribution Date, multiplied by (ii) the Tax Rate. Notwithstanding the foregoing, to the extent the Company has had an estimated federal taxable loss for any prior Fiscal Period in that Fiscal Year, the amount in clause (i) above shall be reduced by that portion of the loss remaining after reducing taxable income for prior Fiscal Periods in such Fiscal Year for the loss. Each Member shall receive a Tax Distribution propor-tional with the amount of federal taxable income to be allocated to such Member pursuant to Article V hereof.

               (c) Additional Tax Distributions. Third, in the event any income tax return of the Company, as a result of an audit or otherwise, reflects items of income, gain, loss, or deduction which are different from the amounts estimated pursuant to Section 4.1(b) above with respect to the Fiscal Year of such return in a manner that results in additional income or gain of the Company being allocated to the Members, an additional Tax Distribution shall be made under the principles of Section 4.1(b) above, except that (i) the last day of the calendar month in which such adjustment occurs shall be treated as a Tax Distribution Date, and (ii) the amount of such additional income or gain shall be treated as the federal taxable income of the Company.

               (d) Return of Unreturned Capital. Fourth, the Company shall distribute to each Class A Member an amount equal to the Member's Unreturned Capital. If less than the total amount distributable to all Class A Members under this
     Section 4.1(d) is to be distributed, the amount distributed shall be allocated among the Class A Members in proportion to the then unsatisfied amounts owing to them.

               (e)  Cash Available for Distribution.  Finally,
     Cash Available for Distribution shall be distributed to the Members in proportion to the number of Units held by each Member.

          4.2.  Distributions of Cash Available from a Capital
Event. Cash Available from a Capital Event shall be distributed among the Members in the following priority:

                (a) Priority Return. First, the Company shall distribute to each Class A Member an amount equal to the excess, if any, of (i) the Priority Return of the Class A Member from the date such Class A Member first has Unre-turned Capital to the date of such distribution, over (ii) the sum of all prior distributions to such Class A Member pursuant to Section 4.1(a) and this Section 4.2(a). If less than the total amount distributable to all Class A Members under this Section 4.2(a) is to be distributed, the amount distributed shall be allocated among the Class A Members in proportion to the then unsatisfied amounts owing to them.

               (b) Return of Unreturned Capital. Second, the Company shall distribute to each Class A Member an amount equal to the Member's Unreturned Capital. If less than the total amount distributable to all Class A Members under this
     Section 4.2(b) is to be distributed, the amount distributed shall be allocated among the Class A Members in proportion to the then unsatisfied amounts owing to them.

               (c) Special Distribution. Third, the Company shall distribute to Sattel an amount equal to $2,500,000 less the sum of all prior distributions made pursuant to this Section 4.2(c); and

               (d)  Other Distributions.  The Company shall
     distribute the balance of any Cash Available from a Capital
     Event to the Members in proportion to the number of Units held by each Member.

          4.3. Liquidating Distribution. In the event the Company is liquidated pursuant to Article IX, below, distribu-tions pursuant to Section 8.3(d), below, shall be distributed to the Members in accordance with their Capital Account balances, after making the adjustments for allocations under Article V, below, up to and including the date of the liquidating distribu-tion.

                            ARTICLE V

                Allocation of Profits and Losses

          5.1. Allocation of Profits. Except as provided in Exhibit D hereto, Profits for any Fiscal Period shall be allocated among the Members in accordance with the following provisions:

               (a) First, to the Class A Members, to the extent of the excess, if any, of (1) the cumulative Priority Return distributions the Class A Members have received pursuant to Sections 4.1(a) and 4.2(a) hereof (regardless of when made) over (ii) the cumulative items of income and gain allocated to such Class A Members pursuant to this Section 5.1(a) for all prior Fiscal Periods;

               (b) Second, 99% to the Class A Units and 1% to the Class B Units, in proportion to the number of Units held by the respective classes of Members, until the Class A Units have been allocated Profits equal to the amount of Losses allocated to the Class A Members pursuant to Section
     5.2 hereof (expressed as a positive number);

               (c) Third, 99% of Sattel and 1% to the Class B Units, in proportion to the number of Units held by the Class B Members, until Sattel has been allocated Profits under this Section 5.1(c) equal to $2.5 million less the initial Capital Contribution of Sattel; and

                (d) The balance among the Members in proportion to the Units held by each Member.

          5.2. Allocation of Losses. Except as provided in Exhibit D hereto, Losses for any Fiscal Period shall be allocated among the Members in proportion to the Units held by each Member, except that to the extent Losses exceed all prior Profits reduced by prior distributions pursuant to Article IV hereof, such Losses shall be allocated among the Members holding Class A Units in proportion to the Units held by each Class A Member, provided, however, that no allocation shall be made to any Member to the extent that such allocation would violate the Treasury Regulations promulgated under Section 704(b) of the Code.

          3.  Other Amendments.

               (a) Section 9.2. For purposes of clarification, in the first sentence of Section 9.2 of the Operating Agreement, regarding amendments, the phrase "holders of Class B Units shall be entitled to vote" is modified to read "Members holding Class B Units shall be entitled to act."

               (b)  Section 2.5.  Section 2.5 of the Operating
     Agreement is modified by adding the following sentence at the end of such section.

          Notwithstanding the foregoing, an existing Class A
          Member may at any time make a Capital Contribution without the issuance of any additional Units, upon approval of the Board of Directors.

          4. Effect of Amendment. Except as otherwise modified by this Amendment, the Operating Agreement shall remain in full force and effect.


The undersigned, constituting the holders of all of the outstanding Class A Units and a majority of the outstanding
Class B Units (a total of 1,650 B Units are outstanding as of the date of this consent), hereby consent to the foregoing Amendment as of June 5, 1996. This consent may be executed in counterparts, all of which when taken together shall constitute one and the same instrument.

                             SATTEL COMMUNICATIONS CORP.
                                   (8,000 Class A Units)

                             By: /s/ Richard Y. Fisher, President

                             /s/ James J. Fiedler
                                 (250 Class B Units)

                             ___________________________________
                             Daniel W. Latham
                             (150 Class B Units)


(signatures continued on next page)

                             /s/ Mark Jacques (450 Class B Units)

                             ___________________________________
                             Bruce E. Thomas (250 Class B Units)

                             ___________________________________
                             David Held (250 Class B Units)

                             ___________________________________
                             George M. Perzel (100 Class B Units)

                             /s/ Keith R. Steffel
                                 (100 Class B Units)

                             /s/ Sydney B. Lilly
                                 (100 Class B Units)